Exhibit 10.14
THE FORTEGRA GROUP, INC.
2022 EQUITY INCENTIVE PLAN
1.    DEFINED TERMS
Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms.
2.    PURPOSE
The Plan has been established to advance the interests of the Company by providing for the grant to Participants of stock option and other Stock-based Awards.
3.    ADMINISTRATION
The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards (it being understood that the allocation of Stock with respect to Options among the senior executives of the Company and/or its subsidiaries shall be determined in coordination with the Board and in accordance with the Stockholders Agreement); to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.
4.    LIMITS ON AWARDS UNDER THE PLAN
(a)    Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 5,000,000 shares (the “Share Pool”). Up to 3,511,260 shares of Stock from the Share Pool may be delivered in respect of Options under the Plan, which, as of the Date of Adoption, represents five percent (5%) of the total outstanding equity of the Company on a fully-diluted basis. The Board shall determine whether, and to what extent, the Options shall vest solely based on a Participant’s continued Employment or service to the Company (“Time-Vested Options”) or whether, and to what extent, the Options shall vest based on a Participant’s continued Employment or service to the Company and the achievement of IRR Targets (“Performance-Vested Options”), in each case as set forth in an Option Agreement and subject to Section 6(a)(4) below. For purposes of this Section 4(a), shares of Stock shall not be treated as delivered under the Plan, and will not reduce the Share Pool, unless and until, and to the extent, they are actually delivered to a Participant. Without limiting the generality of the foregoing, the number of shares of Stock delivered in satisfaction of Awards will be determined (i) by excluding shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including only the number of shares of Stock delivered in settlement of a SAR any portion of which is settled in

Stock, and (iii) by excluding any shares of Stock underlying Awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the delivery of Stock (or retention, in the case of Restricted Stock or Unrestricted Stock). Notwithstanding the foregoing, if any Options granted under the Plan shall expire or become unexercisable, or be forfeited or repurchased, the Board shall have the sole discretion to grant or not grant new Options to cover such expired, unexercised, forfeited, or repurchased Options. The limits set forth in this Section 4(a) will be construed to comply with Section 422.
(b)    Substitute Awards. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future grant under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all.
5.    ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among Employees and Directors of, and consultants and advisors to, the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.
6.    RULES APPLICABLE TO AWARDS
(a)    All Awards.
(1)    Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)    Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)    Transferability. No Options or other Awards issued by the Company under the Plan and no rights, if any, arising under such Options or Awards shall be transferable other than by will or by the laws of descent and distribution except in accordance with the Plan and any applicable Option or other Award Agreement.
(4)    Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions of all Awards, including the terms and conditions on which an Option or SAR remains exercisable or when Stock underlying any outstanding Award may be subject to repurchase by the Company, as specified in the documentation underlying such Award, including an Option Agreement. Unless otherwise provided in an Option Agreement and notwithstanding anything to the contrary herein, a Change of Control of the Company shall have no effect on the vesting or exercisability of Options. Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless otherwise provided in an Option Agreement, a Participant shall immediately forfeit, without consideration, all of the Participant’s Unvested Options upon the termination of the Participant’s Employment for any reason, with or without Cause.
(5)    Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which he or she is bound. Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject to any policy of the Company or any of its subsidiaries that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(5) and any clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(5). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(6)    Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any parent or subsidiary of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or a parent or subsidiary of the Company, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any parent or subsidiary of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a)(6) will be treated as though such amounts had been made directly to the Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any parent or subsidiary of the Company.
(7)    Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.
(8)    Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued Employment with the Company, Tiptree or its or their Affiliates, as applicable, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s

Employment for any reason, even if the termination is in violation of an obligation of the Company, Tiptree, or any of its or their Affiliates to the Participant.
(9)    Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available for delivery under the Plan in accordance with the rules set forth in Section 4).
(10)    Section 409A.
(A)    Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(B)    Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A.
(C)    If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(D)    For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.

(E)    With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a Change of Control of the Company, Covered Transaction, or other similar event, to the extent required to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such Change of Control of the Company, Covered Transaction, or similar event, as applicable, constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
(11)    No Claim or Right Under the Plan. No employee of, or consultant or advisor to, the Company, Tiptree or any of its or their Affiliates shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Option or other Award, to be granted any additional Options or Awards pursuant to the Plan. The terms and conditions of Options and other Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
(12)    Compliance with the Stockholders Agreement, Certificate of Incorporation and Bylaws. The Stock shall be subject to the terms and conditions contained in the Stockholders Agreement, the Certificate of Incorporation and the Bylaws, and the Administrator may condition an Award grant or the exercise of all or any part of an Option on the Participant’s execution and delivery of documentation sufficient to join Participant to the terms of the Stockholders Agreement.
(b)    Options and SARs.
(1)    Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise an Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so. No Option may be exercised prior to the completion of any registration or qualification of the Option or the shares of Stock under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Administrator shall in its sole discretion determine to be necessary or advisable.
(2)    Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.

(3)    Payment of Exercise Price. Unless otherwise provided in an Option Agreement, full payment of the Option price shall be made at the time of exercise of the Option and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) with the consent of the Administrator, by tendering previously acquired shares of Stock (either actually or by attestation, valued at its then Fair Market Value), (iii) with the consent of the Administrator, by withholding shares of Stock otherwise issuable in connection with the exercise of the Option, (iv) through any other method specified in an Option Agreement, or (v) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Administrator or the Company may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Administrator or the Company may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.
(4)    Issuance of Shares. Upon the Company’s determination that an Option has been validly exercised as to any of the shares of Stock subject thereto, the Company shall issue to the Participant such shares within ten (10) days following such determination. Such shares may be delivered to the Participant either by book-entry registration or in the form of a certificate or certificates, registered in the Participant’s name or in the names of the Participant’s legal representatives, beneficiaries or heirs, as applicable. The Participant shall have no further rights with regard to the exercised portion of the Option once the underlying shares of Stock have been delivered to the Participant.
(5)    Purchase Rights and Obligations. Unless otherwise provided in an Option Agreement, at any time following a Participant’s termination or cessation of Employment for any reason and prior to such time, if any, as shares of Stock are publicly traded on a nationally recognized stock exchange, the Company shall have the right, but not the obligation, to purchase from the Participant and to cause the Participant to sell, all or any portion of the Participant’s Stock received upon exercise of a Vested Option for an amount equal to the Fair Market Value of such Stock or, in the case of Participant’s termination of employment or service for Cause or a material breach of any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which he or she is bound, an amount equal to the lesser of cost minus any dividends or distributions received or the Fair Market Value of such Stock. Any amount set forth in this Section 6(b)(5) may be payable, in the Company’s discretion, (A) in cash in a lump sum upon the closing of the repurchase or (B) by delivery of a subordinated, non-recourse promissory note bearing interest at the applicable federal rate with a maturity of not more than three (3) years, in each case, subject to any applicable credit agreement, debt instrument, or other indebtedness of the Company that may restrict the timing of such cash payment for such repurchase, in which case, the repurchase may be delayed for up to eighteen (18) months. The Company and the Participant shall consummate such purchase on a date to be jointly determined by the Company and the Participant at least six (6) months following the exercise of such Vested Option by delivery by the Participant of certificates, if any, representing the Stock to be repurchased together with delivery by the Company of the purchase price therefor by wire transfer.
(6)    Maximum Term. The maximum term of Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder described in Section 6(b)(2) above).
(7)    No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or SARs to reduce the exercise price or base value of such Options or SARs, (B) cancel outstanding Options or SARs in exchange for Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Options or SARs, or (C) cancel outstanding Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.    EFFECT OF CERTAIN TRANSACTIONS
(a)    Covered Transactions. Except as otherwise expressly provided in an Award agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(1)    Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (A) the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2)    Cash-Out of Awards. Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating as provided in subsection 7(a)(4) below), equal in the case of each applicable Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (B) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally), as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.
(3)    Acceleration of Certain Awards. Subject to Section 6(a)(4) above and Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
(4)    Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Covered Transaction, other than (A) any Award that is assumed, continued or substituted for pursuant to Section 7(a)(1) above, and (B) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.
(5)    Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(6)    Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.
(b)    Changes in and Distributions with Respect to Stock.
(1)    Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the maximum number of shares of Stock specified in Section 4(a) that may be delivered under the Plan, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change. For the avoidance of doubt, any adjustments in the conversion price of the Series A Convertible Preferred Stock of the Company and/or the number of warrants outstanding to purchase shares of Stock, in each case, shall not constitute an event whereby the Administrator is permitted to make appropriate adjustments as provided in this Section 7(b)(1).
(2)    Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award.
(3)    Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.    LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock delivered to Participants under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock delivered under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.
9.    AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted. Any amendments to the Plan will be subject to any applicable requirement under the Stockholders Agreement and conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 will be treated as an amendment requiring a Participant’s consent.
10.    OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.
11.    MISCELLANEOUS
(a)    Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person for or with respect to any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(c)    Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

12.    ESTABLISHMENT OF SUB-PLANS
The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator. Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase Share Pool.
13.    GOVERNING LAW
(a)    Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)    Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)    Jurisdiction. Subject to Section 11(a) and except as may be expressly set forth in an Award agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Board. The Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 152 or 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.
“Affiliate”: As to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The term “controlling” and “controlled” shall have meanings correlative to the foregoing.
“Award”: Any or a combination of the following:
(i) Options.
(ii) SARs.
(iii) Restricted Stock.
(iv) Unrestricted Stock.
(v) Stock Units, including Restricted Stock Units.
(vi) Performance Awards.
(vii)    Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.
“Board”: The board of directors of the Company.
“Bylaws”: The bylaws of the Company.
“Certificate of Incorporation”: The Certificate of Incorporation of the Company, dated June 21, 2022, as may be amended from time to time.

“Change of Control”: With respect to any Person, (a) any transaction or series of related transactions, whether or not such Person is a party thereto, in which, after giving effect to such transaction or transactions, the equity securities representing in excess of fifty percent (50%) of the voting power of such Person are owned directly or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of persons, other than, with respect to a Change of Control of Tiptree, Michael G. Barnes, his Affiliates and any “group” in which Michael G. Barnes and his Affiliates represent at least 50% of the equity interests or voting power of such group, (b) a sale, lease or other disposition of all or substantially all of the assets of such Person and its Subsidiaries on a consolidated basis (including securities of such Person’s directly or indirectly owned Subsidiaries) to one or more purchasers or (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board ceasing for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) of at least fifty percent (50%) of the directors eligible to vote who were directors at the beginning of the period, provided further, that each validly elected or appointed director shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for the purpose of voting to approve new directors, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board. For the avoidance of doubt, an acquisition, merger, or consolidation of the Company with Tiptree shall not be a “Change of Control.”
“Cause”: In the case of any Participant who is party to an employment, change of control, or severance-benefit agreement in effect as of the date of a grant that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan. In every other case, “Cause” means (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or any of its subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the Participant’s plea of nolo contendere to, conviction of or indictment for a crime that, (A) is a felony, (B) has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its subsidiaries, or (C) involves embezzlement or fraud; (iii) a significant violation by the Participant of the code of conduct of the Company or any of its subsidiaries of any material policy of the Company or any of its subsidiaries, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or of any statutory or common law duty of loyalty to the Company or any of its subsidiaries; or (iv) a material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or any of its subsidiaries and the Participant.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.

“Company”: The Fortegra Group, Inc., a Delaware corporation.
“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
“Credit Agreement”: The Amended and Restated Credit Agreement dated as of December 4, 2014 among Fortegra Financial Corporation and LOTS Intermediate Co., as Borrowers, the Lenders from time to time party thereto and Wells Fargo Bank, NA as Administrative Agent, Swingline lender and Issuing Lender and Wells Fargo Securities, LLC as Bookrunner and Lead Arranger, as amended from time to time, or any successor credit agreement.
“Date of Adoption”: The date the Plan was adopted by the Board.
“Director”: A member of the Board who is not an Employee.
“Disability”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means, as determined by the Administrator, absence from work due to a disability for a period in excess of ninety (90) days in any twelve (12)-month period that would entitle the Participant to receive benefits under the Company’s long-term disability program as in effect from time to time (if the Participant were a participant in such program).
“Employee”: Any person who is employed by the Company or any of its subsidiaries.
“Employment”: A Participant’s employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury

Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single“service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Fair Market Value”: As of a particular date, (i) the fair market value of a share of Stock determined by the Administrator in good faith, reflecting the amount that a willing buyer would pay to a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, including preference rights, lack of liquidity, control, and restrictions on marketability or transferability, in each case, consistent with the requirements of Section 409A of the Code to the extent applicable or (ii) in the event that Stock is traded on a national securities exchange, the closing price for a share of Stock reported on the national securities exchange on which the Stock is then listed for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported.
“Investor Liquidity Transaction”: Any transaction or series of related transactions, including a Change of Control, after which (after giving effect to such transaction or series of related transactions) the WP Investor and its Permitted Transferees have sold, transferred or otherwise disposed of (for clarity, other than to Permitted Transferees), directly or indirectly, in the aggregate (together with any prior transactions), fifty percent (50%) of the Stock (measured on an as-converted basis, assuming the conversion or exercise (for cash) of all convertible securities of the Company (excluding the Investor Additional Warrants, as defined in the Purchase Agreement) acquired (or to be acquired) by the WP Investor pursuant to the Purchase Agreement, and any security or property received in substitution or exchange thereof, solely for cash.
“IRR”: The realized cumulative internal rate of return of Stock upon the consummation of a Change of Control or an Investor Liquidity Transaction, as applicable (as calculated in accordance with the XIRR function of the latest version of Microsoft Excel or, if not available, a readily available equivalent thereof) of the WP Investor and its Permitted Transferees, from cash proceeds received from the Change of Control or an Investor Liquidity Transaction in respect of the Stock or convertible securities of the Company acquired by the WP Investor pursuant to the Purchase Agreement (other than the Investor Additional Warrants, as defined in the Purchase Agreement) and from cash dividends and other cash distributions made in respect thereof (but excluding expense reimbursements), in each case, on the consideration paid by the WP Investor pursuant to the Purchase Agreement and the exercise price paid or payable to convert any such convertible securities (for clarity, taking into account the timing such consideration was actually paid or, if not then paid, assuming payment at the time of the Change of Control of the Company or Investor Liquidity Transaction, as applicable). If IRR is to be determined in connection with a

Change of Control of the Company, then solely for purposes of calculating IRR on such date, any Stock or convertible securities (excluding the Investor Additional Warrants) acquired by the WP Investor pursuant to the Purchase Agreement still held by the WP Investor and its Permitted Transferees shall be deemed to have been sold for cash on the date of the consummation of such Change of Control of the Company for Fair Market Value as of such date.
“IRR Targets”: The IRR Targets specified in the Option Agreement.
“ISO”: An Option intended to be an “incentive stock option” within the meaning of Section 422. Each Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Option Agreement.
“NSO”: An Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
“Option” or “Options”: Any right granted to a Participant under the Plan allowing such Participant to purchase Stock at such price or prices and during such period or periods as described in the corresponding Option Agreement.
“Option Agreement”: Any agreement, contract or other instrument or document evidencing a grant of Options hereunder, whether in writing or through an electronic medium, to be entered into by and among the Company and the Participant.
“Participant”: A person who is granted an Award under the Plan.
“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
“Permitted Transferees”: The meaning set forth in the Stockholders Agreement.
“Person”: Any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Plan”: The Fortegra Group, Inc. 2022 Equity Incentive Plan, as from time to time amended and in effect.
“Purchase Agreement”: The Securities Purchase Agreement, dated as of October 11, 2021, by and among the Company, Tiptree, and the WP Investor.
“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.
“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions, including, for the avoidance of any doubt, any such Stock Units granted under the Plan in exchange for unvested restricted stock units granted by Tiptree and/or LOTS Intermediate Co.
“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Section 409A”: Section 409A of the Code and the regulations thereunder.
“Section 422”: Section 422 of the Code and the regulations thereunder.
“Stock”: Common stock of the Company, par value $0.01 per share.
“Stockholders Agreement”: The Stockholders Agreement among Tiptree, WP Investor and the Company dated June 21, 2022, as may be amended from time to time.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.
“Subsidiary” or “Subsidiaries”: With respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of the ownership interest (determined by equity or economic interests) in, and/or the voting control of, such other Person (including any managed practice of the Company).
“Substitute Awards”: Awards assumed or granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.
“Tiptree”: Tiptree Inc., a Maryland corporation, or any successor or assign.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.
“Unvested Options”: Those Options that are not vested per the terms of the corresponding Option Agreement.
“Vested Options”: Those Options that are vested per the terms of the corresponding Option Agreement.
“WP Investor”: WP Falcon Aggregator, L.P., a Delaware limited partnership and its affiliated funds.